SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report: December 9, 2016

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Madison Avenue, 5th Floor, New York, NY	10016

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐       Written communication pursuant to Rule 425 under the Securities Act;

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐       Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 - Other Events

On December 9, 2016 pursuant to a resolution of the Board of Directors, the expiration date of the Company’s 6,422,124 issued and outstanding warrants (3,211,062 warrants exercisable at $5 per share and 3,211,062 warrants exercisable at $10 per share) was extended for one year from December 31, 2016 to December 31, 2017.

All other terms and conditions of the Warrants remained the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: December 13, 2016	By:	/s/ Frank J. Drohan
Frank J. Drohan, Chairman of the Board, President and Chief Executive Officer